Exhibit 10.5

GENERAL SECURITY AGREEMENT

THIS AGREEMENT is dated as of October 10, 2012

B E T W E E N :

TURBOSONIC TECHNOLOGIES, INC.

(“TurboSonic US”)

- and -

TURBOSONIC CANADA, INC.

(“TurboSonic Canada”)

 - and -

TURBOSONIC INC.

(“TurboSonic”)

- and -

MEGTEC SYSTEMS, INC.

(the “Secured Party”)

CONTEXT:

A.

The Debtors (as hereinafter defined) are indebted to the Secured Party pursuant to a Second Lien Promissory Note (the “Note”) of the Debtors of even date herewith payable to the order of the Secured Party in the aggregate principal amount of $1,000,000 or the aggregate of such amounts the Secured Party has disbursed to the Debtors, together with all accrued interest thereon.

B.

As a condition precedent to accept the Note and to commit to make the loan evidenced thereby, the Secured Party requires the Debtors to grant a security interest subordinate to the Senior Secured Debt (as hereinafter defined) in all of the Collateral (as hereinafter defined).

NOW THEREFORE each of the Debtors agrees with the Secured Party as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, the following terms have the following meanings:

1.1.1	“Account Debtor” is defined in Section 2.5.

1.1.2	“Agreement” means this agreement, including all Schedules, as it may be supplemented, amended, restated or replaced by written agreement between the Parties.

1.1.3

“Books and Records” means all books, books of account, records, files, papers, disks, documents, correspondence, plans, ledgers, electronically recorded data and other repositories of data recorded in any form or medium, evidencing or relating to the Collateral, which are at any time owned or held by each of the Debtors or to which each of the Debtors (or any Person on each of the Debtors’ behalf) has access.

1.1.4	“Business Day” means any day excluding a Saturday, Sunday or statutory holiday in the Province of Ontario.

1.1.5

“Collateral” means all present and after-acquired personal property of any kind or description owned, leased, licensed, possessed or acquired by any of the Debtors, or in which any of the Debtors has rights, including all present and after-acquired Goods (including Equipment), Investment Property, Instruments, Intellectual Property, Documents of Title, Chattel Paper (including electronic Chattel Paper), Intangibles (including Accounts), Computer Hardware and Software, Money (including deposit accounts of every jurisdiction wherever situate), letter of credit rights, commercial tort claims, financial assets, crops and fixtures, owned, leased, licensed, possessed or acquired by each of the Debtors, or in which each of the Debtors has rights, and all Proceeds of that property together with all books, records, writings, data bases, information, and other property relating to, used, or useful in connection with, or evidencing, embodying, incorporating, or referring to any of the foregoing, all claims and insurance proceeds arising out of the loss, nonconformity, or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits, returns, accessions, substitutions, and replacements to, of, and from, and all distributions on and rights arising out of, any of the foregoing, but specifically excludes the Excluded Collateral.

1.1.6	“Communication” means any notice, demand, request, consent, approval or other communication which is required or permitted by this Agreement to be given or made by a Party.

1.1.7

“Computer Hardware and Software” means, with respect to each of the Debtors, all of its rights (including rights as licensee and lessee) with respect to: (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices, and other related computer hardware; (b) all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities, and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, software, and firmware described in clauses (a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts, and pseudo codes, and all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights, and indemnifications, and any substitutions, replacements, additions, or model conversions of any of the property.

1.1.8

“Contracts” means all contracts, licenses and agreements to which any of the Debtors is at any time a party or pursuant to which any of the Debtors has at any time acquired rights, as those contracts, licenses and agreements may be amended, restated, supplemented or replaced and includes:

	1.1.8.1	all rights of each of the Debtors to receive money due and to become due to it in connection with a contract, licence or agreement;

	1.1.8.2	all rights of each of the Debtors to damages arising out of, or for breach or default in respect of, a contract, licence or agreement; and

	1.1.8.3	all rights of each of the Debtors to perform and exercise all remedies in connection with a contract, licence or agreement.

1.1.9

“Contractual Rights and Agreements” means all present and after-acquired leases, licences, permits and other agreements, and all present and after-acquired entitlements, franchises and rights of any kind, to which each of the Debtors is a party or of which each of the Debtors has the benefit.

1.1.10

“Control Agreement” means an agreement in writing between a Person and, as applicable, an issuer of uncertificated securities of each of the Debtors or a securities intermediary holding security entitlements of each of the Debtors, under which that Person is given Control of the relevant Investment Property.

1.1.11	“Debtors” means collectively TurboSonic US, TurboSonic Canada and TurboSonic, and “Debtor” means either one of them.

1.1.12	“Event of Default” is defined in Section 6.1.

1.1.13

“Excluded Collateral” means Consumer Goods, the last day of the term of any real property lease and any Intellectual Property Right, Permit or Contract which would be breached or terminated if a Security Interest was granted in it without the consent of a third party, unless that consent is obtained, but does not include Accounts.

1.1.14	“Governmental Authority” means

1.1.14.1

any federal, provincial, state, local, municipal, regional, territorial, aboriginal, or other government, governmental or public department, branch, ministry, or court, domestic or foreign, including any district, agency, commission, board, arbitration panel or authority and any subdivision of any of them exercising or entitled to exercise any administrative, executive, judicial, ministerial, prerogative, legislative, regulatory or taxing authority or power of any nature; and

	1.1.14.2	any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of them, and any subdivision of any of them.

1.1.15

“Intellectual Property Rights” means with respect to each of the Debtors, all of its trade secrets and other proprietary information; customer lists; trademarks, service marks, business names, trade names, designs, logos, indicia, and other source or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations that have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations that have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present, and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

1.1.16	“Investment Property” shall have the meaning ascribed to it in the PPSA.

1.1.17	“Motor Vehicles” means all automobiles, trucks, motorcycles, motorized snow vehicles, and any other vehicle that is self-propelled, but excluding boats and aircraft.

1.1.18

“Obligations” means all indebtedness, both present and future, and whether arising on current account or otherwise, together with interest thereon and all liabilities, present and future, direct or indirect, absolute or contingent of all of the Debtors to the Secured Party, including any advance or re-advance and every unpaid balance of them, by the Secured Party to any of the Debtors, whenever made, and interest thereon to the same extent as if the advance or re-advance had been made at the time of creation of this Agreement, and all present and future obligations of any of the Debtors to the Secured Party, whether or not contained in this Agreement.

1.1.19	“Parties” means each of the Debtors and the Secured Party, collectively, and “Party” means any one of them.

1.1.20

“Patent Security Agreement” means the Patent Security Agreement of even date herewith by and between TurboSonic US and the Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

1.1.21

“Permits” means all authorizations, registrations, permits, licenses, consents, quotas, grants, approvals, franchises, rights-of-way, easements and entitlements that any of the Debtors has, or is required to have, to own, possess or operate any of its property, or to operate and carry on any part of its business.

1.1.22	“Person” will be broadly interpreted and includes:

1.1.22.1

a natural person, whether acting in his or her own capacity, or in his or her capacity as executor, administrator, estate trustee, trustee or personal or legal representative, and the heirs, executors, administrators, estate trustees, trustees or other personal or legal representatives of a natural person;

1.1.22.2

a corporation or a company of any kind, a partnership of any kind, a sole proprietorship, a trust, a joint venture, an association, an unincorporated association, an unincorporated syndicate, an unincorporated organization or any other association, organization or entity of any kind; and

	1.1.22.3	a Governmental Authority.

1.1.23	“PPSA” means the Personal Property Security Act of the Province of Ontario.

1.1.24	“Receiver” means a receiver or receiver-manager of the Collateral.

1.1.25	“Replacement Equipment” is defined in Section 5.2.

1.1.26	“Security Interests” is defined in Section 2.2.

1.1.27

“Senior Secured Debt” means all obligations, liabilities, and indebtedness of every nature of any of the Debtors from time to time owed to HSBC Bank Canada under the credit facility dated May 12, 2011, together with annual update letter dated June 1, 2012, including, without limitation, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, and standby letters of credit for approximately US$450,000.

1.1.28	“Serial Number Goods” means Motor Vehicles, trailers, aircraft, boats, outboard motors, and mobile homes.

1.1.29	“STA” means the Securities Transfer Act (2006) (Ontario).

1.1.30

“Tax” means all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind whatsoever, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts, imposed by any Governmental Authority.

1.1.31

“Trademark Security Agreement” means the Trademark Security Agreement of even date herewith by and between TurboSonic US and the Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

1.2	Incorporated Definitions

Capitalized terms not otherwise defined in this Agreement have the definitions set out in the PPSA and the STA, as applicable.

1.3	Governing Law

This Agreement is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

1.4	Entire Agreement

This Agreement together with the Note constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no representations, warranties or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement or the other agreements and documents delivered pursuant to this Agreement. No Party has been induced to enter into this Agreement in reliance on, and there will be no liability assessed, either in tort or contract, with respect to, any warranty, representation, opinion, advice or assertion of fact, except to the extent it has been reduced to writing and included as a term in this Agreement or in one of the other agreements and documents delivered pursuant to this Agreement.

1.5	Business Day

Whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, the payment is to be made or action taken on the next Business Day following.

ARTICLE 2
GRANT OF SECURITY INTEREST

2.1	Security Interests

As security for the payment and performance of the Obligations, each of the Debtors mortgages, pledges, assigns and charges to the Secured Party, and grants to the Secured Party a continuing security interest (subordinated to the Senior Secured Debt) in, and the Secured Party takes a security interest in, all of its right, title and interest in and to its Collateral.

2.2	Limitations on Grant of Security

The mortgages, charges and security interests granted and created in this Agreement (collectively the “Security Interests”) do not apply or extend to:

2.2.1

the last day of any term created by any lease or agreement for lease of real property now held or in the future acquired by any of the Debtors, but each of the Debtors will stand possessed of the reversion remaining in it of any leasehold premises in trust for the Secured Party to assign and dispose of it as the Secured Party or any buyer of those leasehold premises directs; and

2.2.2	any Contractual Rights and Agreements which provide that:

	2.2.2.1	they may not be assigned, subleased, charged or encumbered without the consent or approval of the other party to them; or

2.2.2.2

any assignment, sublease, charge or encumbrance of them without obtaining the consent or approval of the other party to them would be a breach of, or allow the termination of, those Contractual Rights and Agreements;

but the Debtor will hold those Contractual Rights and Agreements in trust for the Secured Party, use commercially reasonable efforts to obtain the required consent or approval, and assign those Contractual Rights and Agreements to the Secured Party upon obtaining the required consent or approval, and the Security Interests will attach and extend to those Contractual Rights and Agreements as soon as the required consent or approval is obtained.

2.3	Intellectual Property

Nothing in Section 2.1 is to be construed as constituting an absolute transfer or assignment of any present or future Intellectual Property Rights, but that Section is to be construed as granting to the Secured Party a Security Interest (subordinated to the Senior Secured Debt) in and a charge on all of each of the Debtors’ present and after-acquired Intellectual Property Rights. The Debtors hereby irrevocably authorize the Secured Party at any time and from time to time to file with the United States Patent and Trademark Office and/or the Canadian Patent and Trademark Office, the Patent Security Agreement, the Trademark Security Agreement, and other documents, without the signature of the Debtors where permitted by law, and naming the Debtors as debtors and the Secured Party as subordinated secured party.

2.4	Attachment

The Debtors and the Secured Party do not intend to postpone the attachment of the Security Interests, except as provided in Section 2.2, and except as provided in that Section the Security Interests will attach when:

2.4.1	this Agreement has been executed, or in the case of after-acquired property, that property has been acquired by any of the Debtors;

2.4.2	value has been given; and

2.4.3	any of the Debtors has rights in its Collateral, or in the case of after-acquired property, acquires rights in its Collateral.

2.5	Notification

Before or after an Event of Default (as later defined) has occurred, the Secured Party may notify any debtor of any of the Debtors on an Intangible, Chattel Paper, or Account, or any obligor of any of the Debtors on an Instrument (“Account Debtor”) of the Security Interests, and after an Event of Default the Secured Party may notify any Account Debtor to make all payments on Collateral to the Secured Party. Each of the Debtors acknowledges that the Proceeds of all sales, or any payments on or other Proceeds of the Collateral, including but not limited to payments on, or other Proceeds of, the Collateral received by any of the Debtors from any Account Debtor, whether before or after notification to the Account Debtor and whether before or after default under this Agreement, will be received and held by the relevant Debtors in trust for the Secured Party and will be turned over to the Secured Party upon request, and none of the Debtors will commingle any Proceeds of or payments on the Collateral with any of its funds or property, but will hold them separate and apart.

2.6	Purchase Money Security Interests

The Security Interests will constitute purchase money security interests to the extent that any of the Obligations are monies advanced by the Secured Party to any of the Debtors for the purpose of enabling any of the Debtors to purchase or acquire rights in any of the Collateral and were so used by those Debtors, and a certificate of an officer of the Secured Party as to the extent that the Obligations are monies so advanced and used will be prima facie proof of the purchase money security interests constituted by this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties

Each of the Debtors represents and warrants, jointly and severally, to the Secured Party that:

3.1.1

Corporate Existence. TurboSonic US is duly incorporated and validly existing under the laws of the State of Delaware. TurboSonic Canada and TurboSonic are duly incorporated and validly existing under the laws of the Province of Ontario.

3.1.2	Power and Capacity. It has all necessary corporate power, authority and capacity to carry on the business now being carried on by it and to enter into and perform its obligations under this Agreement.

3.1.3

Binding Obligation. The execution and delivery of this Agreement, and all matters, registrations and deliveries contemplated by this Agreement, have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that equitable remedies, including specific performance, are discretionary and may not be ordered in respect of certain defaults.

3.1.4

Absence of Conflict. None of the execution and delivery of this Agreement, the performance of its obligations under this Agreement, or the completion of the matters contemplated by this Agreement will (with or without the giving of notice or lapse of time, or both):

3.1.4.1

result in or constitute a breach of any term or provision of, or constitute a default under, its articles or by-laws or any resolution of its board of directors or shareholders, or any Contract to which it is a party;

	3.1.4.2	constitute an event which would permit any party to any Contract with it to amend, cancel, terminate or accelerate its obligations under any Contract;

	3.1.4.3	result in the creation or imposition of any lien or other encumbrance on its right, title or interest in the Collateral;

	3.1.4.4	contravene any applicable law; or

	3.1.4.5	contravene any judgment, order, writ, injunction or decree of any Governmental Authority.

3.1.5

No Actions. There are no actions or proceedings pending or, to its knowledge, threatened which challenge the validity of this Agreement or which might result in a material adverse change in its financial condition or which would materially adversely affect its ability to perform its obligations under this Agreement or any document evidencing any of its indebtedness to the Secured Party.

3.1.6

Name. Its full legal name (including any French or French/English form of its legal name), and any other name under which it conducts its business, is correctly specified on the signature page of this Agreement.

3.1.7	Place of Business. Its sole place of business or chief executive office, as applicable, and the place where it keeps its Books and Records, is at the applicable address specified in Schedule 1.

3.1.8

Location of Collateral. The location of all other existing places where it carries on business or keeps tangible Collateral, and the locations of all real property owned or leased by it, are set out in Schedule 1.

3.1.9

Owns Collateral. It either owns, possesses and has good and marketable title to, or has enforceable leasehold or other rights to, all of its currently held Collateral, free from all security interests, mortgages, charges, encumbrances, liens and claims, except only those, if any, listed in Schedule 2.

3.1.10	Right and Authority. It has the right and authority to create the Security Interests.

3.2	Survival of Representations and Warranties

All representations and warranties and covenants made by each of the Debtors in this Agreement are material, will be considered to have been relied on by the Secured Party and will survive, without regard to any investigation made at any time by or on behalf of the Secured Party or any disposition or payment of the Obligations, until repayment and performance in full of the Obligations and termination of all rights of any of the Debtors that, if exercised, would result in the existence of Obligations.

ARTICLE 4
POSITIVE COVENANTS

4.1	Positive Covenants

Each of the Debtors, jointly and severally, covenants with the Secured Party that:

4.1.1	Defend Collateral. It will defend its Collateral against all claims and demands of all Persons claiming its Collateral or an interest in its Collateral at any time.

4.1.2

Lists of Accounts. If the Collateral includes Accounts, it will, on demand by the Secured Party, deliver to the Secured Party within 30 days of each calendar month end an aged list of its Accounts as at that particular month end in a form acceptable to the Secured Party.

4.1.3

Provide Information. Upon the demand by the Secured Party it will furnish in writing to the Secured Party all information requested concerning its Collateral, and it will promptly advise the Secured Party of the vehicle identification number, serial number, year, make and model of each Serial Number Good at any time included in its Collateral.

4.1.4

Insurance. It will keep its Collateral insured to its full insurable value with financially sound and reputable companies against loss or damage by fire, explosion, theft and other risks as are customarily insured against by Persons carrying on similar businesses, or owning similar property. The relevant insurance policies will:

	4.1.4.1	be in form and substance satisfactory to the Secured Party;

	4.1.4.2	provide that no cancellation, material reduction in amount, or material change in coverage will be effective until at least 30 days after receipt of written notice by the Secured Party;

	4.1.4.3	contain by way of endorsement a standard mortgagee clause in a form approved by the Insurance Bureau of Canada and satisfactory to the Secured Party; and

	4.1.4.4	name the Secured Party as mortgagee, first loss payee, and additional insured as its interest may appear.

It will, at the Secured Party’s request, deliver its insurance policies (or satisfactory evidence of those policies) to the Secured Party.

4.1.5	Repair. It will keep its Collateral in good condition and repair according to the nature and description of it.

4.1.6	Additional Information. It will advise the Secured Party, in reasonable detail, within 2 Business Days of becoming aware of:

	4.1.6.1	any security interest (other than the Security Interests and any security interest listed in Schedule 2) on, or claim asserted against, any of its Collateral;

	4.1.6.2	the occurrence of any event or claim that could reasonably be expected to have a material adverse effect on the value of its Collateral or on the Security Interests;

	4.1.6.3	any change in the location of any of its places of business (including additional locations) or chief executive office;

	4.1.6.4	any change in the location of any of its tangible Collateral (including additional locations);

	4.1.6.5	any acquisition of significant personal property, or leasehold or real property, by it;

	4.1.6.6	any change in its name;

	4.1.6.7	any merger or amalgamation of it with any other Person; and

	4.1.6.8	any material loss of or damage to any of its Collateral.

It agrees not to effect or permit any of the changes referred to in clauses 4.1.6.3 to 4.1.6.7 above unless all filings have been made and all other actions taken that are required in order for the Secured Party to continue at all times following any such change to have a valid and perfected Security Interest in all of the Collateral.

4.1.7

Additional Investment Property. If, following the date of this Agreement, it acquires additional Investment Property, it will inform the Secured Party of that acquisition and will, promptly upon the request of the Secured Party, enter into a pledge agreement and, if necessary, a related Control Agreement, to enhance the Secured Party’s Security Interests in that Collateral.

4.1.8

Other Indebtedness. It will pay and discharge as they become due all payments due and owing under or relating to any other indebtedness created or security given by it to any Person or corporation, including, without limitation, the Senior Secured Debt and will observe, perform and carry out all the terms, covenants, provisions and agreements relating to that indebtedness and security.

4.1.9

Right of Inspection. The Secured Party will have the right whenever the Secured Party considers reasonably necessary, to order either its officers or authorized agents to enter upon its premises and to inspect its Collateral, its Books and Records and copies of all returns made from time to time by it to any Governmental Authority and to take extracts from them.

4.1.10

Costs of Preparation and Enforcement. It will pay all costs, charges and expenses of and relating to the taking, preparation, execution and registering notice (and any amendments and renewals of that notice) of this Agreement and in taking, recovering, keeping possession of or inspecting the Collateral and generally in any other proceedings taken in enforcing the remedies in this Agreement or otherwise in connection with this Agreement or by reason of non-payment or procuring payment of the monies secured by this Agreement.

4.1.11	Court Costs. In any judicial proceedings taken to enforce this Agreement and its covenants under it the Secured Party will be entitled to special costs.

4.1.12

Corporate Existence. It will at all times maintain its corporate existence, carry on and conduct its business in a proper, efficient and businesslike manner and in accordance with good business practice, and keep or cause to be kept proper books of account in accordance with sound accounting practice.

4.1.13

Taxes. It will pay all Taxes, now or in the future rated, charged, assessed, levied or imposed by any Governmental Authority or otherwise on it, on its Collateral or on the Secured Party in respect of its Collateral or any part of it, or any other matter or thing in connection with this Agreement, except when and so long as the validity of those Taxes is in good faith contested by it, and will, if and when required in writing by the Secured Party, furnish for inspection the receipts for any such payments.

4.1.14

Payments. It will promptly pay or remit all amounts which if left unpaid or unremitted might give rise to a lien or charge on any of its Collateral ranking or purporting to rank in priority to the Security Interests.

4.1.15

Purchase Monies. If the Secured Party advances money to it for the purpose of enabling it to purchase or acquire rights in any Collateral, it will use that money only for that purpose and will promptly provide the Secured Party with evidence that the money was so applied.

4.1.16

Governing Law. It will require that any agreement to which it and any securities intermediary are a party in respect of any security entitlement or security account included in or relating to any Collateral will specify that the laws of the province of Ontario, or any other laws consented to by the Secured Party in writing, will be that securities intermediary’s jurisdiction for the purposes of that agreement, the STA and the PPSA.

4.2	Covenant re Costs Covered by Default

If any of the Debtors defaults in any covenant to be performed by it under this Agreement, the Secured Party may, but is not required to, perform any covenant of the defaulting Debtor capable of being performed by the Secured Party, and if the Secured Party pays any costs, charges, expenses or outlays to perform any such covenant, the Debtors will indemnify the Secured Party for those costs, charges, expenses or outlays, and those costs, charges, expenses or outlays (including solicitors’ fees and charges incurred by the Secured Party on a “solicitor and own client” basis) will be payable immediately by one or any combination of the Debtors to the Secured Party, will bear interest at the highest rate borne by any of the other Obligations and will, together with that interest, form part of the Obligations secured by this Agreement.

ARTICLE 5
NEGATIVE COVENANTS

5.1	Negative Covenants

Each of the Debtors, jointly and severally, covenants and agrees with the Secured Party that it will not, without the prior written consent of the Secured Party:

5.1.1	change its name;

5.1.2	amalgamate or otherwise merge its business with the business of any other Person;

5.1.3	continue from the jurisdiction which currently exercises primary corporate governance over its affairs;

5.1.4

permit its Collateral or any part of it to become subject to any mortgage, charge, lien, encumbrance or security interest, whether made, given or created by it or otherwise, except as permitted by Schedule 2, if any;

5.1.5	sell, lease or otherwise dispose of its Collateral or any part of it, and if any sale, lease or other disposition is permitted or consented to it will pay the Proceeds to the Secured Party;

5.1.6	release, surrender or abandon its Collateral or any part of it;

5.1.7	move its Collateral or any part of it from its present location or locations (and will promptly advise the Secured Party of the new location or locations); or

5.1.8	permit any of its Collateral to become an accession to any property other than other Collateral.

5.2	Sale of Equipment

Until an Event of Default has occurred [and is continuing] and the Secured Party has determined to enforce the Security Interests, each of the Debtors may sell Equipment:

5.2.1	which is replaced by Equipment of similar or superior quality and capacity (“Replacement Equipment”); or

5.2.2	which is obsolete, worn out or otherwise no longer used or useful to each of the Debtors in its business,

and the Proceeds of which are either applied to the purchase price of Replacement Equipment or paid to the Secured Party to be held as security for, or applied to reduce, the Obligations, as the Secured Party sees fit, provided in each case only as permitted under the Senior Secured Debt documents.

ARTICLE 6
DEFAULT AND ENFORCEMENT

6.1	Events of Default

The occurrence of any one or more of the following events or conditions will be an event of default under this Agreement (“Event of Default”):

6.1.1	any of the Debtors defaults in payment to the Secured Party when due of any indebtedness or liabilities forming part of the Obligations;

6.1.2	any of the Debtors defaults in performance of any of the Obligations other than payment under Section 6.1.1;

6.1.3

any of the Debtors defaults in the observance or performance of any of the terms, conditions or covenants to be observed or performed by it under this Agreement or any other agreement, document or instrument existing at any time between any of the Debtors and the Secured Party;

6.1.4

TurboSonic Technologies defaults in the observance or performance of any of the terms, conditions or covenants to be observed or performed by it under any agreement, document or instrument existing at any time between TurboSonic Technologies and the Secured Party;

6.1.5

any representation, warranty or statement made or given by or on behalf of one or more of the Debtors to the Secured Party is untrue in any material respect at the time it was made or deemed to be made;

6.1.6

any of the Debtors defaults in payment of any indebtedness to any Person other than the Secured Party, or defaults in the performance of any term, provision or condition created in any agreement under which that indebtedness was created or is governed, where that default would allow that Person to cause the indebtedness to become due prior to its stated maturity, or any such indebtedness is declared to be due and payable other than by a regularly scheduled payment;

6.1.7	any of the Debtors ceases or threatens to cease to carry on its business;

6.1.8	any of the Debtors commits or threatens to commit any act of bankruptcy or becomes insolvent;

6.1.9

proceedings are commenced against or affecting any of the Debtors, or any of the Debtors institutes proceedings or takes any corporate action or executes any agreement to authorize its participation in or the commencement of any proceedings:

	6.1.9.1	seeking to adjudicate it a bankrupt or insolvent; or

6.1.9.2

seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including any application for reorganization under the Companies’ Creditors Arrangement Act (Canada) or the Bankruptcy and Insolvency Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of any applicable jurisdiction);

6.1.10

proceedings are commenced against or affecting any of the Debtors seeking the appointment of, or any creditor of any of the Debtors or any other Person privately appoints, a receiver, receiver-manager, trustee, custodian, liquidator or similar official for any of the Debtors or any part of the property of any of the Debtors, including the Collateral or any part of it;

6.1.11

the holder of a security interest delivers a notice of intention to enforce its security or take possession of all or any part of the property of any of the Debtors, including its Collateral or any part of it, or an execution or other process of any court becomes enforceable against any of the Debtors, or a distress or analogous process is levied upon its Collateral or any part of it;

6.1.12	any Governmental Authority condemns, seizes or otherwise appropriates, or takes custody or control of, all or substantially all of the property of any of the Debtors;

6.1.13

any of the Debtors permits any sum which has been admitted as due, or is not disputed to be due, by it, and which forms or is capable of forming a charge upon any of its Collateral in priority to the Security Interests, to remain unpaid for 30 days;

6.1.14

any of the Debtors fails within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money outstanding at any time, which is not stayed on appeal or otherwise appropriately contested by it in good faith;

6.1.15	in the opinion of the Secured Party, effective control of any of the Debtors changes;

6.1.16	in the opinion of the Secured Party, a material adverse change occurs in the financial condition of any of the Debtors; or

6.1.17

the Secured Party in good faith and on commercially reasonable grounds believes that the ability of any of the Debtors to pay or perform any of the Obligations to the Secured Party or to perform any other covenants contained in this Agreement is impaired or any security granted by any of the Debtors to the Secured Party is or is about to be impaired or in jeopardy.

6.2	Acceleration

If an Event of Default described in Section 6.1 occurs, all of the Obligations will immediately become due and payable at the Secured Party’s sole and absolute discretion without any demand or any notice of any kind to any of the Debtors.

6.3	Demand Obligations

Each of the Debtors agrees that the provisions of Section 6.1 and Section 6.2 will not affect the demand nature of any indebtedness or obligations payable on demand and the Secured Party may demand payment of that indebtedness and those obligations at any time without restriction, whether or not each of the Debtors has complied with the provisions of this Agreement or any other instrument between any of the Debtors and the Secured Party.

6.4	Security Interests Enforceable

The occurrence of an Event of Default will cause the Security Interests to become enforceable against all of the Debtors without the need for any action or notice by the Secured Party.

6.5	Remedies of the Secured Party

If the Security Interests become enforceable, the Secured Party may enforce its rights by any one or more of the following remedies, subject to the terms of the Senior Secured Debt documents and as permitted thereunder:

6.5.1

by taking possession of the Collateral or any part of it, and collecting, demanding, suing, enforcing, recovering, receiving and otherwise getting in the Collateral, and for that purpose entering into and upon any lands, buildings, and premises and doing any act and taking any proceedings in the name of each of the Debtors, or otherwise, as applicable and as the Secured Party considers necessary;

6.5.2	by proceedings in any court of competent jurisdiction for the appointment of a Receiver or of all or any part of the Collateral;

6.5.3	by proceedings in any court of competent jurisdiction for the sale or foreclosure of all or any part of the Collateral;

6.5.4	by filing of proofs of claim and other documents to establish its claims in any proceeding or proceedings relating to any of the Debtors;

6.5.5	by appointment by instrument in writing of a Receiver of all or any part of the Collateral;

6.5.6	by sale or lease by the Secured Party of all or any part of the Collateral (whether or not it has taken possession of the Collateral);

6.5.7	by retaining any of the Collateral in satisfaction of all or part of the Obligations, in accordance with Section Error! Reference source not found.;

6.5.8	by any other remedy or proceeding authorized or permitted by this Agreement or by law or equity, including all of the rights and remedies of a secured party under the PPSA;

and in exercising, delaying in exercising or failing to exercise, any such right or remedy the Secured Party will not incur any liability to any of the Debtors.

6.6	Power of Sale

The provisions of Section 6.7.7 will also apply to a sale or lease of any of the Collateral by the Secured Party under Section 6.5.6.

6.7	Receiver or Receiver-Manager

After the Security Interests have become enforceable, the Secured Party may from time to time appoint in writing any qualified Person to be a Receiver of the Collateral and may remove any Person so appointed and appoint another qualified Person in his stead. Any Receiver appointed under this Agreement will have the following powers:

6.7.1

to take possession of the Collateral or any part of it, and to collect and get in the Collateral and for that purpose to enter into and upon any lands, buildings, and premises and to do any act and take any proceedings in the name of any of the Debtors, or otherwise, as applicable and as the Receiver considers necessary;

6.7.2

to carry on or concur in carrying on the business of any of the Debtors (including, without limiting the generality of the powers contained in this Agreement, the payment of the obligations of any of the Debtors whether or not they are due and the cancellation or amendment of any Contracts) and the employment and discharge of those agents, managers, employees and others upon terms and with salaries, wages or remuneration as the Receiver thinks proper;

6.7.3	to repair and keep in repair the Collateral or any part of it, and to do all acts and things necessary to protect the Collateral;

6.7.4

to make any arrangement or compromise which the Receiver thinks expedient in the interests of the Secured Party or any of the Debtors and to assent to any modification or change in or omission from the provisions of this Agreement;

6.7.5

to exchange any part of the Collateral for any other property suitable for the purposes of any of the Debtors upon terms that seem expedient, and either with or without payment or exchange of money or equality of exchange or otherwise;

6.7.6

to raise on the security of the Collateral or any part of it, by mortgage, charge or otherwise any sum of money required for the repair, insurance or protection of the Collateral, or any other purposes mentioned in this Agreement, or as may be required to pay off or discharge any lien, charge or encumbrance upon the Collateral or any part of it, which would or might have priority over the Security Interests;

6.7.7

whether or not the Receiver has taken possession, to sell or lease or concur in the sale or leasing of any of the Collateral or any part of it after giving each of the Debtors not less than 20 days’ written notice of the Receiver’s intention to sell or lease, and to carry any sale or lease into effect by conveying, transferring or assigning in the name of or on behalf of any of the Debtors or otherwise; and any sale or lease may be made either at public sale or lease (including public auction or closed tender), or by private sale or lease, as the Receiver may determine and any sale or lease may be made from time to time as to the whole or any part of the Collateral; and the Receiver may rescind or vary any contract for the sale or lease of any of the Collateral or any part of it, and may resell and re-lease without being liable for any loss occasioned by doing so; and the Receiver may sell or lease any of the Collateral for cash or credit, or part cash and part credit, or otherwise as may appear to be most advantageous, and at the prices that can be reasonably obtained for the Collateral, and if a sale or lease on credit neither the Receiver nor the Secured Party will be accountable for or charged with any monies until actually received.

6.8	Liability of Receiver

A Receiver appointed and exercising powers under this Agreement will not be liable for any loss arising unless the loss is caused by the Receiver’s own gross negligence or wilful default, and when so appointed the Receiver will be considered to be the agent of each of the Debtors and the Debtors will be responsible for the Receiver’s acts and defaults and for the Receiver’s remuneration.

6.9	Effect of Appointment of Receiver

Immediately upon the Secured Party taking possession of any Collateral or appointing a Receiver, all powers, functions, rights and privileges of the directors and officers of each of the Debtors concerning the Collateral will cease, unless specifically continued by the written consent of the Secured Party or the Receiver.

6.10	Grant of Licence

For the purpose of enabling the Secured Party to exercise its rights and remedies under this Article 6 when the Secured Party is entitled to do so, and for no other purpose, each of the Debtors grants to the Secured Party an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to any of the Debtors) to use, assign or sublicense any or all of the Intellectual Property Rights, including in any licence a grant of reasonable access to all media in which any of the licensed items may be recorded or stored, and to all computer programs used for the compilation or printout of them.

6.11	Sale of Securities

The Secured Party is authorized, in connection with any offer or sale of any Investment Property forming part of the Collateral, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of that Investment Property. Each of the Debtors further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Secured Party will not be liable or accountable to any of the Debtors for any discount allowed by reason of the fact that Investment Property is sold in compliance with any such limitation or restriction.

6.12	Appointment of Attorney

Each of the Debtors appoints the Secured Party, and any officer or agent of the Secured Party, with full power of substitution, effective upon the occurrence of an Event of Default, to be the attorney of each of the Debtors with full power and authority in the place of each of the Debtors and in the name of each of the Debtors or in its own name, to take all appropriate action and to execute all documents and instruments as, in the opinion of the attorney acting reasonably, may be necessary or desirable to accomplish the purposes of this Agreement, and generally to use the name of each of the Debtors and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party under this Agreement. These powers are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests are released. Nothing in this Section affects the right of the Secured Party or any other Person, to sign and file or deliver (as applicable) all financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Agreement as the Secured Party or the other Person considers appropriate.

6.13	Proceeds of Disposition

The Proceeds of the sale, lease or other disposition of the whole or any part of the Collateral will be applied to pay the amounts owed to the Secured Party under Section 7.6 and the Obligations, and, if any surplus remains in the hands of the Receiver or the Secured Party, that surplus will be distributed as required by the PPSA.

6.14	No Set-Off

The Obligations will be paid by the Debtors without regard to any equities between any of the Debtors and the Secured Party or any right of set-off, combination of accounts, cross-claim or counterclaim. Any indebtedness owing by the Secured Party to any of the Debtors may be set off or applied against, or combined with, the Obligations by the Secured Party at any time, either before or after maturity, without demand upon, or notice to, anyone.

6.15	Deficiency

If the Proceeds of the realization of the Collateral are insufficient to fully pay the Obligations to the Secured Party, one or any combination of the Debtors will be liable to pay, and will immediately pay or cause to be paid, the deficiency to the Secured Party.

6.16	Waiver

The Secured Party may waive, in writing, any breach by any of the Debtors of any of the provisions contained in this Agreement or any Event of Default, provided that no waiver of, failure to exercise or delay in exercising any provision of this Agreement constitutes a waiver of any other provision or Event of Default (whether or not similar) nor does any waiver constitute a continuing waiver unless otherwise expressly provided.

6.17	Time for Payment

If the Secured Party demands payment of any Obligations which are payable on demand or if any Obligations are otherwise due by maturity or acceleration, it will be considered reasonable for the Secured Party to exercise its remedies immediately if payment is not made, and any days of grace or any time for payment which might otherwise be required to be given to any of the Debtors by applicable law is irrevocably waived.

ARTICLE 7
GENERAL

7.1	No Automatic Discharge

This Agreement will not be or be considered to have been discharged by reason only of any of the Debtors ceasing to be indebted or under any liability, direct or indirect, absolute or contingent, to the Secured Party.

7.2	Discharge

If at any time there are no Obligations then outstanding and none of the Debtors is in default of any of the covenants, terms and agreements on its part contained in this Agreement, then, at the request and at the expense of the Debtors and upon payment by one or any combination of the Debtors to the Secured Party of the Secured Party’s reasonable discharge fee for discharging a security agreement, the Secured Party will cancel and discharge this Agreement and the Security Interests and the Secured Party will at the request of the Debtors execute and deliver to the Debtors the documents required to effect a discharge.

7.3	No Obligation to Advance

None of the preparation, execution or registration of notice of this Agreement will bind the Secured Party to advance the monies secured by this Agreement, nor will the advance of a part of the monies secured by this Agreement bind the Secured Party to advance any unadvanced portion of it.

7.4	Security Additional

The Security Interests are in addition to and not in substitution for any other security now or in the future held by the Secured Party.

7.5	Realization

Each of the Debtors acknowledges and agrees that the Secured Party may realize upon various securities securing the Obligations or any part of them in any order that it sees fit, and realization by any means upon any security or part of it will not bar realization upon any other security or the Security Interests or any part of them.

7.6	Payment of Costs

The Debtors agree that they are jointly and severally liable to pay on demand all costs and expenses incurred (including legal costs and disbursements on a 100 percent, complete indemnity basis) and fees charged by Secured Party in connection with obtaining or discharging this Agreement, establishing or confirming the priority of the charges created by this Agreement or by law, or complying with any demand by any Person under the PPSA to amend or discharge any registration relating to this Agreement, and by the Secured Party or any Receiver in exercising any remedy under this Agreement (including preserving, repairing, processing, preparing for disposition and disposing of the Collateral by sale, lease or otherwise) and in carrying on the Debtor’s business. All of those amounts will bear interest from time to time at the highest interest rate then applicable to any of the Obligations, and the Debtor will reimburse Secured Party upon demand for any amount so paid

7.7	No Merger

This Agreement will not operate to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest held or which may in the future be held by the Secured Party from any of the Debtors or from any other Person. The taking of a judgment concerning any of the Obligations will not operate as a merger of any of the covenants contained in this Agreement.

7.8	Extensions

The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of the Secured Party’s subordinated security interests and otherwise deal with any of the Debtors, Account Debtors, sureties and others and with the Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of any of the Debtors or to the Secured Party’s right to hold and realize on the security constituted by this Agreement.

7.9	Provisions Reasonable

Each of the Debtors acknowledges that the provisions of this Agreement and, in particular, those provisions respecting rights, remedies and powers of the Secured Party or any Receiver against any of the Debtors, its business and any Collateral are commercially reasonable.

7.10	Notices

Any Communication must be in writing and either:

7.10.1	personally delivered;

7.10.2	sent by prepaid registered mail; or

7.10.3	sent by facsimile, e-mail or functionally equivalent electronic means of communication, charges (if any) prepaid.

Any Communication must be sent to the intended recipient at its address as follows:

to the Debtors at:

A-14 – 550 Parkside Drive
Waterloo, ON N2L 5V4

Attention:	Edward F. Spink
Facsimile No.:	●

to the Secured Party at:

830 Prosper Road
P.O. Box 5030
De Pere,WI 54115-5030
USA

Attention:	Mohit Uberoi
Facsimile No.:	●

with a copy to

Gowling Lafleur Henderson LLP
1020 – 50 Queen Street North
P.O. Box 2248
Kitchener, ON N2H 6M2

Attention:	Rosa Lupo
Facsimile No.:	519-575-5011

or at any other address as any Party may from time to time advise the other by Communication given in accordance with this Section 7.10. Any Communication delivered to the Party to whom it is addressed will be deemed to have been given and received on the day it is so delivered at that Party’s address, provided that if that day is not a Business Day then the Communication will be deemed to have been given and received on the next Business Day. Any Communication transmitted by facsimile or other form of electronic communication will be deemed to have been given and received on the day on which it was transmitted (but if the Communication is transmitted on a day which is not a Business Day or after 3:00 p.m. (local time of the recipient)), the Communication will be deemed to have been received on the next Business Day.

7.11	Appropriation of Payments

All payments made in respect of the Obligations from time to time and monies realized from any security interests held in respect of the Obligations (including monies collected in accordance with or realized on any enforcement of this Agreement) may be applied to any part of the Obligations that the Secured Party may see fit and the Secured Party may at all times and from time to time change any appropriation as the Secured Party may see fit.

7.12	No Representations

Each of the Debtors acknowledges and agrees that the Secured Party has made no representations or warranties other than those contained in this Agreement.

7.13	Use of Collateral by Debtors

Except as provided in this Agreement, until an Event of Default occurs each of the Debtors will be entitled to possess, operate, collect, use and enjoy its Collateral in any manner not inconsistent with the terms of this Agreement.

7.14	Amendment and Waiver

No supplement, modification, amendment, waiver, discharge or termination of this Agreement is binding unless it is executed in writing by the Party to be bound.

7.15	Disclosure of Information

Each of the Debtors consents to the Secured Party, in compliance or purported compliance with any statutory disclosure requirements, disclosing information about it, this Agreement, the Collateral and the Obligations to any Person the Secured Party believes is entitled to that information and each of the Debtors acknowledges and agrees that the Secured Party may charge and retain a reasonable fee and its costs incurred in providing that information.

7.16	Statutory Waivers

To the fullest extent permitted by law, each of the Debtors waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the powers, rights or remedies of a secured party or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

7.17	Severability

Each provision of this Agreement is distinct and severable. If any provision of this Agreement, in whole or in part, is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect the legality, validity or enforceability of the remaining provisions of this Agreement, or the legality, validity or enforceability of that provision in any other jurisdiction.

In the event of any conflict or ambiguity between the terms, covenants and provisions of this Agreement and those of the Note, the terms, covenants and provisions of the Note shall control.

7.18	Submission to Jurisdiction

Without prejudice to the ability of any Party to enforce this Agreement in any other proper jurisdiction, each of the Parties irrevocably submits and attorns to the exclusive jurisdiction of the courts of the Province of Ontario to determine all issues, whether at law or in equity arising from this Agreement. To the extent permitted by applicable law, each of the Parties irrevocably waives any objection (including any claim of inconvenient forum) to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of that Province, or that the subject matter of this Agreement may not be enforced in those courts, and irrevocably agrees not to seek, and waives any right to, judicial review by any court which may be called upon to enforce the judgment of the courts referred to in this Section 7.18, of the substantive merits of any such suit, action or proceeding. To the extent a Party has or in the future may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, that Party irrevocably waives that immunity in respect of its obligations under this Agreement

7.19	Joint and Several Obligations

Unless expressly indicated in this Agreement to the contrary, the representations, warranties and agreements of, and all obligations and covenants to be performed and observed by, the Debtors under this Agreement will be the joint and several representations, warranties, agreements, obligations and covenants of each of the Debtors. Any request or authorization given to the Secured Party by any of the Debtors will be considered to be the joint and several requests or authorizations of each of the Debtors.

7.20	Time of Essence

Time will be of the essence of this Agreement.

7.21	Counterparts

This Agreement may be executed and delivered by the Parties in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile or functionally equivalent electronic means, and those counterparts will together constitute one and the same instrument.

7.22	Further Assurances

To further the attachment, perfection, and priority of, and the ability of the Secured Party to enforce, the Secured Party’s interest in the Collateral, and without limitation on the Debtors’ other obligations in this Agreement, the Debtors agree jointly and severally that, at the request of the Secured Party and at the Debtors’ sole expense, to execute and deliver any further agreements and documents and provide any further assurances as may be reasonably required by the Secured Party to give effect to this Agreement and, without limiting the generality of the foregoing, will do or cause to be done all acts and things, execute and deliver or cause to be executed and delivered all agreements and documents and provide any assurances, undertakings and information as may be required from time to time by all Governmental Authorities or stock exchanges having jurisdiction over the affairs of a Party or as may be required from time to time under applicable securities legislation (limited by and only to the extent not in violation of the Senior Secured Debt).

7.23	Assignment

7.23.1

The Secured Party may, without notice to or consent of any of the Debtors, at any time assign, transfer or grant a security interest in its rights and obligations under this Agreement and the Security Interests. Each of the Debtors expressly agrees that the assignee, transferee or secured party, as the case may be, will have all of the Secured Party’s rights and remedies under this Agreement and none of the Debtors will assert any defence, cross-claim, counterclaim, right of set off or otherwise any claim which any of the Debtors now has or in the future acquires against the Secured Party in any action commenced by any assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

7.23.2	Neither this Agreement nor any rights or obligations under this Agreement may be assigned by any of the Debtors without the prior consent of the Secured Party.

7.24	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and their respective successors and permitted assigns.

7.25	Acknowledgment and Waiver

Each of the Debtors:

7.25.1	acknowledges receiving a copy of this Agreement; and

7.25.2

to the extent permitted by law, waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed or issued, as the case may be, at any time in respect of this Agreement or any amendments to this Agreement.

[SIGNATURE PAGE FOLLOWS]

Each of the Parties has executed and delivered this Agreement, as of the date noted at the beginning of the Agreement.

TURBOSONIC TECHNOLOGIES, INC.

Per	\s\ Edward F. Spink
	Name:	Edward F. Spink
	Title:	Chief Executive Officer
I have authority to bind the corporation

TURBOSONIC CANADA, INC.

Per	\s\ Edward F. Spink
	Name:	Edward F. Spink
	Title:	President
I have authority to bind the corporation

TURBOSONIC INC.

Per	\s\ Edward F. Spink
	Name:	Edward F. Spink
	Title:	Chief Executive Officer
I have authority to bind the corporation

MEGTEC SYSTEMS, INC.

Per	\s\ Gregory R. Linn
	Name:	Gregory R. Linn
	Title:	Senior Vice President and Chief
Financial Officer
I have authority to bind the corporation